                                                                     EXHIBIT 4.2
                           VARCO INTERNATIONAL, INC.

                       1994 DIRECTORS' STOCK OPTION PLAN


1.  PURPOSE

The purpose of this 1994 Directors' Stock Option Plan (the "Plan") of Varco International, Inc. (the "Company") is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain highly qualified directors who are not also employees of the Company or any of its subsidiaries and by encouraging increased ownership of shares of the Common Stock of the Company (the "Common Stock") by such directors.

2.  ADMINISTRATION

The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), which shall consist of not less than three directors of the Company. The Board may designate its Compensation Committee, if any, as the Committee. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable. Notwithstanding the foregoing, the Plan is intended to meet the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") and, more specifically, to meet the criteria for a plan providing for "formula awards" set forth in Rule 16b-3(c)(2)(ii) or any successor rule or regulation, and, accordingly, the Committee shall have no discretion with respect to the eligibility or selection of directors to be granted options ("Options") under the Plan, the timing of the grant of any Option, the number of Shares subject any Option or the exercise price thereof, or any other matter or determination which would cause the Plan not to meet such
criteria.   Decisions of the Committee shall be final and binding upon all parties having an interest in the Plan.

3.  PARTICIPATION

All directors of the Company who are not employees of the Company or any subsidiary of the Company ("Eligible Directors") shall be eligible to participate in the Plan. As used herein, "subsidiary" shall mean any corporation at least 50% of the outstanding voting stock of which is owned, directly or indirectly through one or more intermediaries, by the Company.

4.  COMMON STOCK SUBJECT TO THE PLAN

                                       1.

Subject to adjustment as provided in Section 7 of the Plan, the maximum number of shares of Common Stock which may be issued upon the exercise of Options shall be 650,000. Such shares shall be authorized but unissued shares. If any Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall again become available for issuance under the Plan.

5.  GRANTS OF OPTIONS

          (a) Initial Grants.  There shall be granted to each Eligible Director
(i) on the date of his or her initial election as a member of the Board in the case of each Eligible Director who was not a member of the Board of Directors on the date the Plan was approved by the Board (the "Board Approval Date"), (ii) on the Board Approval Date in the case of each Eligible Director who is a member of the Board on the Board Approval Date, and (iii) on the date a person becomes an Eligible Director by virtue of the termination of his or her employment by the Company or any subsidiary of the Company in the case of each Eligible Director who was not an Eligible Director on the date of his or her initial election as a member of the Board or on the Board Approval Date, an Option to purchase 5,000 shares of Common Stock.

          (b) Annual Grants. There shall be granted to each Eligible Director annually on the second Thursday of August in each year, commencing with the year 1995 and to an including the year 2003, an Option to purchase 5,000 shares of Common Stock ("Annual Grant Option").

          (c) Election. Any Eligible Director may elect not to receive an Annual Grant Option, but only by written notice delivered to the Committee not less than six months prior to the date of grant of such Option.

          (d) Adjustments. The number of shares subject to any outstanding Option and the number of shares subject to any Option to be granted under this
Section 5 shall be subject to adjustment from time to time as provided in
Section 7 of the Plan.

          (e) No Limitation on Removal. No Option granted under this Section 5 shall be construed as limiting any right which either the shareholders of the Company or the Board may have to remove at any time, with or without cause, any Eligible Director from the Board.

                                       2.

6.  TERMS AND CONDITIONS OF OPTIONS

          Each Option shall be evidenced by a written instrument in substantially the form of Exhibit 1 attached hereto or in such other form as may be approved by the Committee and shall be subject to the following terms and conditions:

          (a) Term. The term of each Option shall be ten years from its date of grant, subject to earlier termination in accordance with Section 7(b) of the Plan or as follows:

          (i) If any Eligible Director shall cease to be an Eligible Director for any reason other than his or her death or disability (within the meaning of Section 422(c)(6) of the Internal Revenue Code of 1986, as amended (the "Code")) while holding an Option which has not expired and has not been fully exercised, such holder may exercise such Option to the extent that it was exercisable at the time he or she ceased to be an Eligible Director at any time within three months after the date on which such holder ceased to be an Eligible Director, but in no event later than ten years from the date such Option was granted. Such Option shall terminate upon the expiration of such period unless the holder dies prior to such expiration, in which event he or she shall be deemed to have died on the date he or she ceased to be an Eligible Director, and such Option be exercisable and terminate in accordance with the provisions of paragraph
     (ii) below.

          (ii) If any Eligible Director shall cease to be an Eligible Director by reason of his or her death or disability (within the meaning of Section 422(c)(6) of the Code), while holding an Option which has not expired and has not been fully exercised, such holder (or his or her guardian or legal representative) may exercise such Option to the extent that it was exercisable at the time he or she ceased to be an Eligible Director by reason of such death or disability at any time within twelve months after the date on which such person ceased to be an Eligible Director, but in no even later than ten years from the date such Option was granted. Such Option shall terminate upon the expiration of such period.

     (b) Exercise Price. The purchase price for each share of Common Stock subject to an Option shall be equal to 100% of the Fair Market Value (as hereinafter defined) of the Common Stock on the date such Option is granted. As used in the Plan, "Fair Market Value" on any date shall be equal to the mean of the high and low sales prices of a share of Common Stock on such date (or if such date is not a trading day or there are no sales reported on such date, on the next preceding trading day for which sales are reported), based on the composite or

                                       3.

consolidated transactions for New York Stock Exchange issues reported by The Wall Street Journal (or if The Wall Street Journal is not then being published, by The New York Times or such other source as shall be determined by the Committee.) In the event that the Common Stock ceases to be listed on the New York Stock Exchange, the method of determining Fair Market Value shall be determined by the Committee. The exercise price of outstanding Options shall be subject to adjustment from time to time in accordance with Section 7 of the Plan.

     (c) Exercisability. Each Option shall become exercisable with respect to 50% of the shares subject thereto on the first anniversary of the date of grant of such Option and with respect to the remaining 50% on the second anniversary of such date of grant, provided that the holder is an Eligible Director on the applicable anniversary date. Notwithstanding the foregoing, in the event that
(i) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding Common Stock or (ii) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors of the Company, then immediately upon the occurrence of any such event (a "Change in Control") each outstanding Option shall become exercisable with respect to all shares subject thereto. Options shall also become exercisable pursuant to the provisions of Section 7(b) of the Plan.

     (d) Exercise and Payment. An Option may be exercised only by written notice to the Company at its principal executive office by the person entitled to exercise such Option, stating the number of shares of Common Stock with respect to which such Option is being exercised and accompanied by payment of the full purchase price for the shares with respect to which it is exercised. The minimum number of shares of Common Stock with respect to which an Option may be exercised at any one time shall be 500, unless the number of shares with respect to which the Option is being exercised is the total number of shares available for purchase under the Option. The purchase price may be paid in cash, in shares of Common Stock owned by the Holder, or partly in cash and partly in shares of Common Stock. The value of shares of Common Stock delivered in payment of the purchase price shall be their Fair Market Value, as of the date of exercise. Upon receipt of such notice and payment and payment of any amount on account of withholding taxes as provided in paragraph (e) below, the Company shall promptly issue and deliver to the holder (or other person entitled to exercise the Option) a certificate or certificates for the number of shares of Common Stock as to which the exercise is made. No holder of an Option shall have any rights as an owner of Common Stock until the date of issuance to him or her of such certificate or certificates.

                                       4.

     (e) Withholding Taxes. It shall be a condition to the obligation of the Company to issue shares of Common Stock upon the exercise of an Option, that the holder pay to the Company the amount requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes.

     (f) Transferability. No Option shall be transferable by the holder thereof otherwise than by will or the laws of descent and distribution and any such Option shall be exercisable during the holder's lifetime only by him or her, or in the event of disability, by his or her guardian or legal representative.

     (g) Nonstatutory Options. Each Option shall be a nonstatutory option not intended to qualify as an incentive stock option under Section 422 of the Code.

     (g) Compliance with Law. The exercise of each Option shall be on the condition that the purchase of shares of Common Stock thereunder shall be for investment purposes, and not with a view to resale or distribution unless such shares are registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such registration is not required under such Act, or any other applicable law, rule or regulation.

7.   ADJUSTMENTS

     (a) In the event of any change in the outstanding Common Stock by reason of stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Committee), an appropriate and proportionate adjustment shall be made by the Committee in the number of shares available for issuance under the Plan, in the number of shares of Common Stock to be subject to Options to be granted under Section 5 of the Plan, and in the number of shares subject to, and the exercise price of shares of Common Stock subject to Options outstanding under the Plan with respect to any unpurchased shares. Any such adjustment to an outstanding Option shall be made without a change in the total exercise price applicable to such unpurchased shares but with a corresponding adjustment in the per share exercise price. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment under this Section 7(a).

     (b) Notwithstanding anything in paragraph (a) above to the contrary, in the event of any merger, consolidation or other reorganization of the Company in which the Company is not the surviving or continuing corporation (as determined by the Committee) or in the event of the liquidation or dissolution of the Company, all Options shall terminate on the effective date of the merger, consolidation, reorganization, liquidation or dissolution unless, in the case of a merger, consolidation or reorganization, the agreement with respect thereto provides

                                       5.

otherwise. Notwithstanding any other provision of the Plan to the contrary, all outstanding Options shall be exercisable with respect to all shares subject thereto for a period of 30 days prior to the effective date of any such merger, consolidation, reorganization, liquidation or dissolution unless, in the case of a merger, consolidation or reorganization, such Options are assumed by the continuing or surviving corporation.

8.   AMENDMENT

The Plan may be amended at any time and from time to time by the Board, provided, however, that shareholder approval shall be required for any amendment materially increasing the benefits accruing to participants under the Plan, materially increasing the number of shares of Common Stock which may be issued under the Plan (except as permitted by Section 7 of the Plan) or materially modifying the requirements as to eligibility for participation in the Plan and provided, further, that the Plan may not be amended more than once every six months other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. No amendment to the Plan shall impair the rights of a holder of an Option granted prior to its adoption without such holder's consent.

9.   REGULATORY REQUIREMENTS

     (a) The Company may require that any holder, as a condition of the exercise of any Option, to represent and establish to the satisfaction of the Company that all shares of Common Stock acquired upon the exercise of such Option will be acquired for investment and not with a view to resale or distribution. The Company may prevent the sale or other disposition of any shares acquired pursuant to the exercise of an Option until it is satisfied that such sale or other disposition would not be in contravention of applicable state or Federal securities laws.

     (b) No Option shall be exercisable in whole or in part at any time the Board shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the exercise of such Option or the issuance of shares of Common Stock thereunder, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

                                       6.

10.  TERMINATION

The Plan shall terminate upon the earlier of the adoption by the Board of a resolution terminating the Plan or ten years from the Board Approval Date. The termination of the Plan shall not affect the validity of any Option outstanding under the Plan at the date of termination, but no Option shall be granted under the Plan subsequent to its termination.

11.  STOCKHOLDER APPROVAL

The Plan shall become effective upon its adoption by the Board, subject to approval by the shareholders of the Company on or before July 31, 1995, by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented and entitled to vote, at a meeting duly held in accordance with the laws of the State of California. In the event such approval is not obtained, all Options granted under the Plan shall be void and without effect, and no additional Options shall be granted under the Plan.

                                       7.

                                                                       EXHIBIT 1


                           VARCO INTERNATIONAL, INC.

                             DIRECTOR STOCK OPTION


     VARCO INTERNATIONAL, INC., a California corporation, hereby grants to _______________________ (the "Holder") a stock option pursuant and subject to the terms and conditions of the 1994 Directors' Stock Option Plan (the "Plan") of the Company and upon the terms and conditions set forth below. Capitalized terms used and not otherwise defined in this Option shall have the respective meanings set forth in the Plan.

     1. STOCK OPTION. The Company grants to the Holder the right and option to purchase from the Company an aggregate of _____ shares of Common Stock of the Company at an exercise price of $______ per share. This Option shall become exercisable with respect to _____ shares on _________________, and with respect to the remaining _____ shares on _________________, provided that the Holder is an Eligible Director on the applicable date. Notwithstanding the foregoing, this Option shall become exercisable with respect to all shares of Common Stock subject hereto immediately upon the occurrence of a Change in Control and shall become exercisable with respect to all such shares in certain events in accordance with the provisions of Section 7(b) of the Plan. This Option shall be a nonstatutory option not intended to qualify as an incentive stock option under Section 422 of the Code.

     2. TERM. The term of this Option is ten years commencing on _________________ and ending on _________________, subject to earlier termination in accordance with Section 7(b) of the Plan or as follows:

          (a) If the Holder shall cease to be an Eligible Director for any reason other than his or her death or disability (within the meaning of Section 422(c)(6) of the Code), prior to the expiration of this Option, the Holder may exercise this Option to the extent that it was exercisable at the time he or she ceased to be an Eligible Director at any time within three months after the date on which he or she ceased to be an Eligible Director, but in no event later than _________________. This Option shall terminate upon the expiration of such period unless the Holder dies prior to such expiration, in which event he or she shall be deemed to have died on the date he or she ceased to be an Eligible Director, and this Option be exercisable and terminate in accordance with the provisions of paragraph
     (b) below.

          (ii) If the Holder shall cease to be an Eligible Director by reason of his or her death or disability (within the meaning of Section 422(c)(6) of the Code), prior to the expiration of this Option, the Holder (or his or her guardian or legal representative) may exercise this Option to the extent that it was exercisable at the time he or she ceased to be an Eligible Director by reason of such death or disability at any time within twelve months after the date on which he or she ceased to be an Eligible Director, but in no even later than _________________. This Option shall terminate upon the expiration of such period.

     3. EXERCISE AND PAYMENT. This Option may only be exercised by written notice to the Company at its principal executive office by the person entitled to exercise this Option, stating the number of shares of Common Stock with respect to which it is being exercised (which shall be not less than 500 shares unless this Option is being exercised with respect to the total number of shares available for purchase hereunder) and accompanied by payment of the full purchase price for the shares with respect to which this Option is being exercised. The purchase price may be paid in cash, in shares of Common Stock owned by the Holder, valued at their Fair Market Value on the date of exercise, determined as provided in the Plan, or partly in cash and partly in shares of Common Stock. It shall be a condition to the exercise of this Option that the Holder pay to the Company the amount requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. The Holder shall not have any rights as an owner of Common Stock by reason of the exercise of this Option until the date of issuance to him or her of a certificate or certificates representing the shares of Common Stock purchased.

     4. ADJUSTMENTS. The number of shares of Common Stock subject to this Option and the exercise price is subject to adjustment as provided in Section 7 of the Plan.

     5. TRANSFERABILITY. This Option may not be transferred by the Holder otherwise than by will or the laws of descent and distribution and during the Holder's lifetime shall be exercisable only by him or her, or in the event of disability, by his or her guardian or legal representative.

     6. COMPLIANCE WITH LAW. The exercise of this Option shall be on the condition that the purchase of shares of Common Stock hereunder shall be for investment purposes, and not with a view to resale or distribution unless such shares are registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such registration is not required under such Act, or any other applicable law, rule or regulation.

                                       2.

     9.  REGULATORY REQUIREMENTS.

     (a) The Company may require that the Holder, as a condition of any exercise of this Option, represent and establish to the satisfaction of the Company that all shares of Common Stock to be acquired upon such exercise will be acquired for investment and not with a view to resale or distribution. The Company may prevent the sale or other disposition of any shares acquired pursuant to any exercise of this Option until it is satisfied that such sale or other disposition would not be in contravention of applicable state or Federal securities laws.

     (b) This Option shall not be exercisable in whole or in part at any time the Board shall determine in its discretion that the listing or qualification of the shares of Common Stock subject hereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the exercise of this Option or the issuance of shares of Common Stock hereunder, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     10. CONFLICT. In the event of any conflict between the terms and provisions of this Option and the terms and provisions of the Plan, the terms and provisions of the Plan shall govern.

     11. GOVERNING LAW. This Option shall be governed by and interpreted in accordance with the laws of the State of California.

                              VARCO INTERNATIONAL, INC.


                              BY_____________________________
                                 Title:

Dated:  _________________

                                       3.